EXHIBIT 10.6

ADDENDUM TO

TECHNOLOGY TRANSFER AND LICENCE AGREEMENT

This Addendum to the Technology Transfer and License Agreement (the "Agreement") is made and effective on January 29th, 2016; and supersede the previous addendum dated on June 29th, 2015.

BETWEEN:

SWISS WATER TECH R&D SA (the "Licensor"), a corporation organized and existing under the laws of the Neuchatel Switzerland, with its head office located at: Puits Godet 6A --- 2000 Neuchatel Switzerland.

AND:

EUROSPORT ACTIVE WORLD CORP (EAWC TECHNOLOGIES) (Licensee), a corporation organized and existing under the laws of the Miami Florida, with its head office located at: 2000 Ponce de Leon Blvd., 6th Floor--- 33134 Miami Florida USA.

1.	FOR TECHNOLOGY TRANSFER AND LICENCE AGREEMENT AS DESCRIBED ON SIGNED AGREEMENT

Article No. 8 --- Royalties

Article No. 9 --- Minimum Royalties

As indicated in the correspondence the previous addendum dated on June 29th, 2015; meeting has taken place to review the forecast sales of EAWC and the terms and conditions of the agreement in reference. On light of the latest developments on each of the presented projects and with the intention to support EAWC objectives, hereby we confirm the relinquishing and suspension of the Royalties and minimum royalties due for the years 2016 & 2017.

Article No. 10 --- Date for payment of royalties

This article stays disable as for the conclusions of the meeting.

This addendum becomes part of the entire Technology transfer and License agreement between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Licensor	Licensee